	FOR:	QUIXOTE CORPORATION

	CONTACT:	Daniel P. Gorey
Chief Financial Officer
Joan R. Riley
Director of Investor Relations
(312) 467-6755

For Immediate Release
	CONTACT:	Investor Relations:
Christine Mohrmann/Lindsay Hatton
FD Morgen-Walke
(212) 850-5600

QUIXOTE CORPORATION ACQUIRES U.S. TRAFFIC CORPORATION

•                  Quixote acquires $46 million premier supplier of electronic intersection control systems and variable message signs

•                  Acquisition significantly broadens transportation safety product offering

CHICAGO, IL, May 22, 2003  -- Quixote Corporation (Nasdaq: QUIX) today announced that it has acquired substantially all the assets and assumed certain liabilities of U.S. Traffic Corporation, a privately held designer, manufacturer and supplier of intelligent intersection control systems and other transportation safety equipment.  The $35 million purchase price consists of $20 million in cash, $10 million in Quixote common stock (558,534 shares valued at $17.90 per share) and $5 million in a five-year seller-financed subordinated note.  U.S. Traffic’s transportation safety revenues for its latest fiscal year ended September 30, 2002 were approximately $46 million.

To provide financing for this and future transactions, and other cash needs, Quixote entered into a new $70 million credit facility to replace its existing $40 million revolving credit facility.  This new three-year facility consists of a $20 million term loan and a $50 million revolving credit facility.

Headquartered in Santa Fe Springs, California, U.S. Traffic offers a broad range of products to control the flow of traffic at intersections, including electronic traffic controllers, in-ground vehicle sensors, traffic conflict monitors, vehicle and pedestrian signals and power backup systems for intersections.  The Company also manufactures and markets fixed and portable electronic variable message signs, radar speed displays and

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internally illuminated highway signage.  U.S. Traffic operates two manufacturing facilities, including a 183,000 square foot plant in Santa Fe Springs, California and a 68,000 square foot plant in Tecate, Mexico.

Leslie J. Jezuit, Chairman and Chief Executive Officer of Quixote, commented, “We are extremely pleased with the acquisition of U.S. Traffic, our largest to date.  U.S. Traffic’s broad array of products provides us with exciting opportunities to advance our strategy of becoming a one-stop shop for transportation safety solutions.  In addition, U.S. Traffic further expands our customer base into the important municipal and county markets with its innovative turnkey solutions for traffic control.  U.S. Traffic’s size, product offerings and customer relationships provide us with significant opportunities to leverage our existing weather forecasting, sensing and visual display technologies.”

Mr. Jezuit concluded, “We believe that U.S. Traffic’s fine products and facilities along with its quality management team and dedicated employees provide tremendous opportunities to achieve our growth objectives.”

Quixote Corporation will be hosting a telephone conference call at 11 a.m. EDT today, May 22, 2003, to discuss this acquisition in more detail.  This conference call will be broadcast simultaneously over the Internet at www.quixotecorp.com and can be listened to by clicking the icon on the Company’s homepage.  A replay of the call will be available beginning at approximately 1 p.m. EDT until May 29, 12 a.m. EDT.  To access the replay, dial 800-283-4799.

Quixote Corporation, (www.quixotecorp.com), through its wholly-owned subsidiary, Quixote Transportation Safety, Inc., is the world’s leading manufacturer of energy-absorbing highway crash cushions, electronic wireless measuring and sensing devices, weather forecasting stations, computerized highway advisory radio transmitting systems, intelligent intersection control systems, fixed and variable electronic message signs, flexible post delineators and other highway safety products.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, under the caption “Forward-Looking Statements” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, which discussion is incorporated herein by this reference.  Other factors may be described from time to time in the Company’s public filings with the Securities and Exchange Commission, news releases and other communications.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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